     As filed with the Securities and Exchange Commission on July 25, 2002

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  APPLIX, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           MASSACHUSETTS                                     04-2781676
  (State or other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)

               289 TURNPIKE ROAD, WESTBOROUGH, MASSACHUSETTS 01581 (Address of Principal Executive Offices) (Zip Code)


                         2000 DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)

                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and Address of Agent For Service)

                                 (617) 526-6670
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed Maximum       Proposed Maximum
Title of Securities          Amount to be         Offering Price Per     Aggregate Offering         Amount of
 to be  Registered           Registered(1)              Share                  Price             Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.0025 par value          150,000 shares              $1.38(2)           $207,000.00(2)            $19.05
(including the
associated
Preferred Stock
Purchase Rights)
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 23, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.  PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the 2000 Director Stock Option Plan of Applix, Inc., a Massachusetts corporation (the "Registrant") covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the 2000 Director Stock Option Plan of the Registrant covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 as amended, (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Commission on April 1, 2002.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above, comprised of the following:

               (i) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 as filed with the Commission on May 15, 2002.

          (c) Registration Statements on Forms 8-A as filed with the Commission on October 28, 1994 and September 20, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Patrick J. Rondeau, a partner of Hale and Dorr LLP, serves as Clerk to the Registrant.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or loan to an insider or obtained an improper personal benefit. The Registrant has included such a provision in its articles of organization.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by: (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

     The Registrant's articles of organization and bylaws provide that a director or officer of the Registrant shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Registrant unless he is deemed (in the manner provided in the articles of organization and bylaws, respectively) to have not acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     Under the Registrant's articles of organization, in the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. The Registrant's articles of organization provide that as a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     The Registrant's articles of organization and bylaws provide that the indemnification provided therein is not exclusive, and the Registrant's articles of organization provide that in the event that the Massachusetts General Laws are amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended. The Registrant's bylaws provide that the indemnification provided therein shall be offset to the extent of any other source of indemnification or applicable insurance coverage.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9.  UNDERTAKINGS.

     1.  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment therefor) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on this 17th day of July, 2002.

                                      APPLIX, INC.

                                      By: /s/ Alan Goldsworthy
                                         ---------------------------------------
                                         Alan Goldsworthy
                                         President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Applix, Inc. hereby severally constitute and appoint Walt Hilger and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Applix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.


             SIGNATURE                            TITLE                            DATE
             ---------                            -----                            ----
/s/ Alan Goldsworthy                 President and  Chief Executive            July 17, 2002
---------------------------          Officer (Principal Executive
Alan Goldsworthy                     Officer)


/s/ Walt Hilger                      Chief Financial Officer and               July 17, 2002
---------------------------          Treasurer (Principal
Walt Hilger                          Financial and Accounting
                                     Officer)


/s/ Alain J. Hanover                 Director                                  July 23, 2002
---------------------------
Alain J. Hanover


/s/ David C. Mahoney                 Director                                  July 17, 2002
---------------------------
David C. Mahoney


/s/ Peter Gyenes                     Director                                  July 17, 2002
---------------------------
Peter Gyenes


/s/ Charles F. Kane                  Director                                  July 17, 2002
---------------------------
Charles F. Kane


/s/ John D. Loewenberg               Director                                  July 17, 2002
---------------------------
John D. Loewenberg

                                  EXHIBIT INDEX


EXHIBIT
NUMBER
-------

 4.1(1)       Restated Articles of Organization of the Registrant.

 4.2 (2)      By-Laws of the Registrant.

 4.3(3) Form of Rights Agreement, dated as of September 18, 2000, between the Company and American Stock Transfer & Trust Company, which includes as Exhibit A the terms of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock.

 5.1          Opinion of Hale and Dorr LLP, counsel to the Registrant.

23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2          Consent of Ernst & Young LLP.

23.3          Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included on the signature pages of this registration statement).

-----------------------

(1) Previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-85688) and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-85688) and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated September 20, 2000 (File No. 000-25040) and incorporated herein by reference.